Exhibit 4.03

SOUTHWESTERN PUBLIC SERVICE COMPANY
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee
SIXTH SUPPLEMENTAL INDENTURE
Dated as of June 1, 2014
Supplementing the Indenture
Dated as of February 1, 1999
and the

Fifth Supplemental Indenture

Dated as of November 1, 2008

THIS SIXTH SUPPLEMENTAL INDENTURE, dated as of June 1, 2014 (this “Supplemental Indenture”) is between SOUTHWESTERN PUBLIC SERVICE COMPANY, a New Mexico corporation (hereinafter called the “Issuer” or the “Company”), having its principal office at Tyler at Sixth Street, Amarillo, Texas 79101, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as successor to THE CHASE MANHATTAN BANK, J.P. MORGAN CHASE BANK, N.A. and THE BANK OF NEW YORK MELLON, as Trustee (hereinafter called the “Trustee”), having its office at 400 S. Hope Street, Suite 400, Los Angeles, California 90071.
Recitals of the Issuer
The Issuer and the Trustee have heretofore entered into an Indenture, dated as of February 1, 1999 (the “Original Indenture”), a First Supplemental Indenture dated as of March 1, 1999, a Second Supplemental Indenture dated as of October 1, 2001, a Third Supplemental Indenture dated as of October 1, 2003, a Fourth Supplemental Indenture dated as of October 1, 2006 and a Fifth Supplemental Indenture dated as of November 1, 2008 (the “Fifth Supplemental Indenture”) (such Original Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and this Supplemental Indenture, being hereinafter referred to as the “Indenture”), relating to the issuance at any time or from time to time of its Securities on terms to be specified at the time of issuance. Pursuant to Section 7.08 of the Indenture, JPMorgan Chase Bank, N.A. succeeded The Chase Manhattan Bank as trustee under the Indenture and The Bank of New York Mellon subsequently succeeded JPMorgan Chase Bank, N.A. as trustee under the Indenture. The Bank of New York Mellon (formerly known as The Bank of New York) subsequently resigned as trustee and The Bank of New York Mellon Trust Company, N.A. was appointed as successor trustee under the Indenture. Terms used and not otherwise defined herein shall (unless the context otherwise clearly requires) have the respective meanings given to them in the Indenture.
The Series G Senior Notes, 8.75% due 2018 of the Issuer (the “Series G Notes”) were issued pursuant to the Original Indenture and the Fifth Supplemental Indenture and such Series G Notes are currently outstanding; Section 1.07 of the Fifth Supplemental Indenture provides that, subject to certain exceptions, the Series G Notes shall be effectively secured equally and ratably with any Debt (as defined in the Fifth Supplemental Indenture) secured by a Lien (as defined in the Fifth Supplemental Indenture) if such Debt secured by a Lien exceeds certain thresholds set forth in Section 1.07 of the Fifth Supplemental Indenture.
The Issuer intends to enter into that certain Supplemental Indenture No. 3 to the Indenture dated as of August 1, 2011 between the Issuer and U.S. Bank National Association (such Indenture, as heretofore and hereinafter supplemented, the “First Mortgage Bond Indenture”) pursuant to which the Issuer expects to issue after the date hereof certain first mortgage bonds secured by a lien on certain property (the “Property”) of the Issuer located in New Mexico and Texas (the “First Mortgage Bonds”) and the issuance of such First Mortgage Bonds will obligate the Issuer to effectively equally and ratably secure the Series G Notes with such First Mortgage Bonds in accordance with Section 1.07 of the Fifth Supplemental Indenture.

The Issuer intends to issue first mortgage bonds to the Trustee under the First Mortgage Bond Indenture, thereby effectively creating in favor of the Trustee for the benefit of the holders of the Series G Notes an equal and ratable lien on the Property as security for the payment of the Series G Notes.
The Issuer desires by this Supplemental Indenture to effectively equally and ratably secure the Series G Notes as required by the Fifth Supplemental Indenture. The Issuer has duly authorized the execution and delivery of this Supplemental Indenture. Section 1.07 of the Fifth Supplemental Indenture authorizes the Trustee to enter into this Supplemental Indenture.
The execution and delivery of this Supplemental Indenture by the parties hereto are in all respects authorized by the provisions of the Indenture. All things necessary have been done to make this Supplemental Indenture a valid, legal and binding agreement of the Issuer, in accordance with its terms.
The Issuer has requested that the Trustee execute and deliver this Supplemental Indenture.
NOW, THEREFORE, THIS SIXTH SUPPLEMENTAL INDENTURE WITNESSETH:
For and in consideration of the premises, it is mutually covenanted and agreed, as follows:
ARTICLE I.
AMENDMENT OF SERIES G NOTES AND THE FIFTH SUPPLEMENTAL INDENTURE
Section 1.01.    The form of the Series G Notes is hereby amended and restated as set forth in Exhibit A hereto (which is hereby incorporated herein and made a part hereof), subject to changes in the form thereof made by the Issuer and acceptable to the Trustee (the “Amended Series G Global Security”). On the date hereof the Company has delivered to the Trustee (i) an Officers’ Certificate and Opinion of Counsel pursuant to Section 2.01 of the Indenture with respect to the issuance of amended Series G Notes in the form of the Amended Series G Global Security, and (ii) the Amended Series G Global Security, representing the Series G Notes in the principal amount of $250,000,000, which Amended Series G Global Security the Trustee shall hold in escrow pending receipt of the Officers’ Certificate provided for in Section 1.10 of the Fifth Supplemental Indenture, as amended hereby, stating that the Effective Date has occurred and confirming the Effective Date, at which time the Trustee shall cancel and deliver to the Issuer the global security dated November 19, 2008 representing the Series G Notes in the principal amount of $250,000,000.
Section 1.02.    The Fifth Supplemental Indenture is hereby amended by the addition of Section 1.10 thereto to read as follows:
Section 1.10. For the purpose of providing collateral security for the Series G Notes issued under the Indenture, the Issuer has executed and delivered the Collateral 8.75% First Mortgage Bonds, Series No. 2 due 2018 (the “Collateral First Mortgage

Bonds”) to the Trustee pursuant to Supplemental Indenture No. 2 dated as of June 1, 2014 (the “First Mortgage Bond Supplemental Indenture No. 2”) to the Indenture dated as of August 1, 2011 (the “Original First Mortgage Bond Indenture”) between the Issuer and U.S. Bank National Association, as trustee (the “First Mortgage Bond Trustee”) (such Original First Mortgage Bond Indenture, as heretofore and hereinafter supplemented, the “First Mortgage Bond Indenture”). For the avoidance of doubt, any amounts received by the Trustee with respect to the Collateral First Mortgage Bonds will be applied to satisfy any obligations under the Series G Notes and not any other Securities outstanding under the Indenture. In connection with the delivery of the Collateral First Mortgage Bonds to the Trustee, the Issuer shall (i) deliver to the Trustee an Officers’ Certificate stating that (A) the Issuer has duly executed and the First Mortgage Bond Trustee has duly authenticated the Collateral First Mortgage Bonds in the aggregate principal amount of $250,000,000, and (B) the Issuer has delivered the Collateral First Mortgage Bonds to the Trustee in the aggregate principal amount of $250,000,000 pursuant to Section 1.07 hereof, (ii) provide to the Trustee an Opinion of Counsel, satisfactory in form and substance to the Trustee, regarding the due execution, issuance, validity and enforceability of the Collateral First Mortgage Bonds, and (iii) deliver to the Trustee a copy of the First Mortgage Bond Indenture, including the First Mortgage Bond Supplemental Indenture No. 2, certified by the Secretary or Assistant Secretary of the Issuer, together with the Officers’ Certificate and Opinion of Counsel required by Section 1.07(c) hereof, which Officers’ Certificate and Opinion of Counsel shall be deemed automatically effective on the Effective Date. On the Effective Date, the Issuer shall deliver to the Trustee an Officers’ Certificate stating that the Effective Date has occurred and confirming the Effective Date. The “Effective Date” is the first date on which additional first mortgage bonds are issued pursuant to Supplemental Indenture No. 3 to the Original First Mortgage Bond Indenture after the date hereof in an aggregate principal amount that requires the Issuer to comply with Section 1.07 of the Fifth Supplemental Indenture.

From and after the Effective Date, upon (i) the occurrence of an Event of Default under the Indenture with respect to the Series G Notes and an acceleration of the principal of the Series G Notes and receipt by the First Mortgage Bond Trustee and the Issuer of a Redemption Demand (as defined in the First Mortgage Bond Supplemental Indenture No. 2) from the Trustee pursuant to the First Mortgage Bond Supplemental Indenture No. 2 (which the Trustee shall deliver upon such acceleration of the Series G Notes), (ii) the acceleration of the principal of all securities outstanding under the First Mortgage Bond Indenture, or (iii) the failure of the Issuer to pay the principal amount of the Series G Notes on December 1, 2018, the Collateral First Mortgage Bonds will begin to bear interest, and principal and interest thereon will be payable, in accordance with the provisions specified in the First Mortgage Bond Supplemental Indenture No. 2, and the Trustee shall specify the Initial Interest Accrual Date (as defined in the First Mortgage Bond Supplemental Indenture No. 2) in a written notice to the First Mortgage Bond Trustee.

Upon payment of the principal of, premium, if any, and interest on any of the Series G Notes, whether at maturity or prior to maturity by redemption or otherwise, and the surrender thereof to, and cancellation thereof by, the Trustee or upon provision for the payment hereof having been made in accordance with the provisions of Article 8 of the Indenture dated as of February 1, 1999 between the Issuer and the Trustee (the “Original Indenture”), the Collateral First Mortgage Bonds in a principal amount equal to the aggregate principal amount of the Series G Notes so surrendered and cancelled or for the payment of which provision has been made shall be deemed fully paid and the obligations of the Issuer thereunder terminated, and such Collateral First Mortgage Bonds shall be surrendered by the Trustee to the First Mortgage Bond Trustee, and shall be cancelled by the First Mortgage Bond Trustee and the Trustee shall, at the expense of the Issuer, execute and deliver such written instruments as are reasonably requested by the Issuer to discharge the obligations under such Collateral First Mortgage Bonds.

Following any payment of principal on the Series G Notes by optional redemption, at Stated Maturity, or otherwise, the Issuer shall promptly furnish to the First Mortgage Bond Trustee an Officer’s Certificate (as defined in the First Mortgage Bond Indenture) certifying as to such payment and the principal amount of Series G Notes outstanding following such principal payment and the Trustee shall provide written concurrence of such payment and principal amount outstanding to the First Mortgage Bond Trustee.

Section 1.03.    The Fifth Supplemental Indenture is hereby amended by the addition of Section 1.11 thereto to read as follows:
Section 1.11. From and after the Effective Date, solely with respect to the Series G Notes and in addition to the Events of Default specified in Section 6.01 of the Original Indenture, it shall be an Event of Default if all first mortgage bonds outstanding under the First Mortgage Bond Indenture shall, if not already due, have become immediately due and payable whether by declaration of the First Mortgage Bond Trustee or otherwise, and such acceleration shall not have been rescinded or annulled within 15 calendar days after such acceleration.

Section 1.04.    The Fifth Supplemental Indenture is hereby amended by the addition of Section 1.12 thereto to read as follows:
Section 1.12. From and after the Effective Date, pursuant to the First Mortgage Bond Indenture and this Supplemental Indenture, the Trustee shall issue a Redemption Demand to the First Mortgage Bond Trustee and the Issuer in respect of the Collateral First Mortgage Bonds consistent with the provisions of First Mortgage Bond Supplemental Indenture No. 2 and this Supplemental Indenture upon the acceleration of the Series G Notes.

From and after the Effective Date, if an Event of Default under the Indenture occurs and is continuing with respect to the Series G Notes and the Series G Notes have been accelerated (to the extent the Series G Notes are not already due and payable) as a consequence of such Event of Default, the Trustee in its discretion may, and, subject to Section 6.05 of the Original Indenture, upon the written direction of the Holders of not less than a majority in principal amount of all Series G Notes then outstanding and receipt of indemnity to its satisfaction shall, exercise such other rights as it shall possess under the First Mortgage Bond Indenture as a holder of the Collateral First Mortgage Bonds.

From and after the Effective Date, upon any waiver under Section 6.04 of the Original Indenture of any Event of Default with respect to the Series G Notes as a consequence of which the Series G Notes were accelerated or any rescission of acceleration of the Series G Notes under Section 6.02 of the Original Indenture, the Trustee shall immediately rescind any Redemption Demand previously given to the First Mortgage Bond Trustee by delivering written notice of such rescission to the First Mortgage Bond Trustee and the Issuer. The rescission or annulment of a declaration that all first mortgage bonds outstanding under the First Mortgage Bond Indenture are immediately due and payable shall also constitute a waiver of a default described in Section 1.11 hereof and waiver and rescission of its consequences, provided that no such waiver or rescission shall extend to or affect any subsequent or other default or impair any right consequent thereon.

Section 1.05.    The Fifth Supplemental Indenture is hereby amended by the addition of Section 1.13 thereto to read as follows:
Section 1.13. All of the Collateral First Mortgage Bonds shall be issued and registered in the name of the Trustee. Except as required to effect an assignment to a successor trustee, the Trustee shall not sell, assign or transfer the Collateral First Mortgage Bonds. The Trustee is authorized to enter into an agreement with the Issuer to such effect, including a consent to the issuance of stop transfer instructions to the First Mortgage Bond Trustee.

Section 1.06.    The Fifth Supplemental Indenture is hereby amended by the addition of Section 1.14 thereto to read as follows:
Section 1.14. The Trustee shall vote the Collateral First Mortgage Bonds held by it, or shall consent with respect thereto, proportionally with what the Trustee reasonably believes will be the vote or consent of all other first mortgage bonds issued under the First Mortgage Bond Indenture then outstanding and eligible to vote or consent under the First Mortgage Bond Indenture. As a basis for such reasonable belief, the Trustee shall be entitled to conclusively rely on an Officers’ Certificate stating the percentages in principal amount of first mortgage bonds voting or consenting in favor of and against the related amendment or action.
ARTICLE II.
MISCELLANEOUS
Section 2.01.    The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the

Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Supplemental Indenture.
Section 2.02.    The Indenture and the Fifth Supplemental Indenture, as supplemented by this Supplemental Indenture, are in all respects hereby adopted, ratified and confirmed.
Section 2.03.    This Supplemental Indenture may be executed in any number of counterparts, and on separate counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.
Section 2.04.    If any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, through operation of Section 318(c), such imposed duties shall control.
Section 2.05.    The laws of the State of New York shall govern this Supplemental Indenture and the Series G Notes, unless federal law governs.
Section 2.06.    The Article headings herein are for convenience only and shall not affect the interpretation hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed, and the Company has caused its corporate seal to be hereunto affixed and attested as of the 2nd day of June, 2014.
SOUTHWESTERN PUBLIC SERVICE
COMPANY

By:    /s/ Teresa S. Madden
Name:    Teresa S. Madden
Title:    Senior Vice President and
Chief Financial Officer

By:    /s/ George E. Tyson II
Name:    George E. Tyson II
Title:    Vice President and Treasurer

[Corporate Seal]

Attest:

By:    /s/ Tara M. Heine
Name:    Tara M. Heine
Title:    Assistant Secretary

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A.

By:    /s/ Melonee Young
Name:    Melonee Young
Title:    Vice President

EXHIBIT A
THIS NOTE WAS ISSUED IN EXCHANGE FOR THE NOTE DATED NOVEMBER 19, 2008, CUSIP 845743 BM4 PURSUANT TO THE SIXTH SUPPLEMENTAL INDENTURE REFERRED TO HEREIN.

CUSIP: 845743 BM4    $250,000,000
THIS SECURITY IS A GLOBAL SECURITY REGISTERED IN THE NAME OF THE DEPOSITARY (REFERRED TO HEREIN) OR A NOMINEE THEREOF AND UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (55 WATER STREET, NEW YORK, NEW YORK), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
SOUTHWESTERN PUBLIC SERVICE COMPANY
Series G Senior Notes, 8.75% due 2018
Southwestern Public Service Company promises to pay to Cede & Co. or registered assigns the principal sum of Two Hundred Fifty Million Dollars on December 1, 2018.

Interest Payment Dates:	June 1 and December 1
Record Dates:	May 15 and November 15

SOUTHWESTERN PUBLIC SERVICE COMPANY
Series G Senior Notes, 8.75% due 2018
1.    Interest.
Southwestern Public Service Company (“Company”), a corporation organized and existing under the laws of the State of New Mexico, promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest on June 1 to the holder of record on May 15 and on December 1 to the holder of record on November 15 of each year commencing December 1, 2014. Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 1, 2014. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, with respect to any period less than a full calendar month, based on the actual number of days elapsed during such period. In any case where any interest payment date or date on which the principal of this Note is required to be paid is not a Business Day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on such interest payment date or date on which the principal of this Note is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such interest payment date or the date on which the principal of this Note is required to be paid. As used herein, “Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in The City of New York, New York or other city in which is located any office or agency maintained for the payment of principal or interest on this Note are authorized or required by law, regulation or executive order to remain closed.
2.    Method of Payment.
The Company will pay interest on this Note to the person who is the registered Holder of the Note at the close of business on the record date for the next interest payment date, except as otherwise provided in the Indenture. This Note must be surrendered to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. So long as this Note is in book-entry only form and registered in the name of The Depository Trust Company, or a nominee thereof, as Depositary, the Company will wire any payments of principal, interest or premium to such Depositary. Otherwise, the Company may pay principal and interest by check payable in such money. It may mail an interest check to the Holder’s registered address.
3.    Bond Agents.
The Bank of New York Mellon Trust Company, N.A., will act as Paying Agent and Transfer Agent. The Company may change any Paying Agent or Transfer Agent without notice or provide for more than one such agent. The Company or any Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.

4.    Indenture.
This Note is one of a series of securities issued under an Indenture dated as of February 1, 1999 (“Original Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to The Chase Manhattan Bank, as trustee (“Trustee”) (such Original Indenture as heretofore and hereinafter supplemented, the “Indenture”). The terms of this Note include those stated in the Indenture including in the Fifth Supplemental Indenture dated as of November 1, 2008 creating the Notes of this series (the “Fifth Supplemental Indenture”), as amended by the Sixth Supplemental Indenture dated as of June 1, 2014 (the “Sixth Supplemental Indenture”), and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb). Securityholders are referred to the Indenture, including the Fifth Supplemental Indenture and the Sixth Supplemental Indenture, and the Act for a statement of such terms.
5.    Optional Redemption.
The Notes of this series are subject to redemption upon not less than 30 days’ notice by first class mail, in whole at any time or in part from time to time at the option of the Company, at a “make whole” redemption price equal to the greater of (a) 100% of the principal amount of the Notes to be redeemed and (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon (excluding the portion of any such interest accrued to the date fixed for redemption) discounted to the date fixed for redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 50 basis points, plus accrued and unpaid interest to the date fixed for redemption.
“Treasury Yield” means, for any date fixed for redemption, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Yield will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date fixed for redemption. The Treasury Yield will be calculated by the Company on the third business day preceding the date fixed for redemption.
“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average, as calculated by the Company, of the Reference Treasury Dealer Quotations for the date fixed for redemption, after excluding the highest and lowest Reference Treasury Dealer
Quotations for the date fixed for redemption, or (2) if the Company obtains fewer than four Reference Treasury Dealer Quotations, the average, as calculated by the Company, of all of such quotations.
“Independent Investment Banker” means J.P. Morgan Securities Inc. or Wells Fargo Securities, LLC, their respective successors or, if such firms or their successors are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.
“Reference Treasury Dealer” means (1) each of J.P. Morgan Securities Inc., and any other primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”) designated by, and not affiliated with, J.P. Morgan Securities Inc., and its successors, provided, however, that if J.P. Morgan Securities Inc., or any of its designees ceases to be a Primary Treasury Dealer, the Company will appoint another Primary Treasury Dealer as a substitute and (2) any other Primary Treasury Dealer selected by the Company after consultation with the Independent Investment Banker,
“Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any date fixed for redemption, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding the date fixed for redemption.
If the Company elects to redeem less than all of the Notes of this series, the Trustee will select, in such manner as it deems fair and appropriate, the particular Notes of this series or portions of them to be redeemed. On and after the date fixed for redemption (unless we default in the payment of the redemption price and interest accrued thereon to such date), interest on the Notes of this series or the portions of them so called for redemption will cease to accrue.
In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
The Notes of this series are not subject to a sinking fund.
6.    Notice of Redemption.
Notice of redemption will be mailed at least 30 days before the date fixed for redemption to the Holder hereof to be redeemed at such Holder’s registered address which, as long as the Notes are held in the book-entry only system, will be the Depository, its nominee or a successor depository.

A notice of redemption may provide that it is subject to the occurrence of any event before the date fixed for such redemption as described in such notice (“Conditional Redemption”) and such notice of Conditional Redemption shall be of no effect unless all such conditions to the redemption have occurred before such date or have been waived by the Company.
7.    Collateral Security.
For the purpose of providing collateral security for the Notes of this series, the Company has executed and delivered the Collateral 8.75% First Mortgage Bonds, Series No. 2 due 2018 (the “Collateral First Mortgage Bonds”) to the Trustee pursuant to Supplemental Indenture No. 2 dated as of June 1, 2014 (the “First Mortgage Bond Supplemental Indenture No. 2”) to the Indenture dated as of August 1, 2011 (the “Original First Mortgage Bond Indenture”) between the Company and U.S. Bank National Association, as trustee (the “First Mortgage Bond Trustee”) (such Original First Mortgage Bond Indenture, as heretofore and hereinafter supplemented, the “First Mortgage Bond Indenture”). For the avoidance of doubt, any amounts received by the Trustee with respect to the Collateral First Mortgage Bonds will be applied to satisfy any obligations under the Notes of this series and not any other securities outstanding under the Indenture. As used herein, the “Effective Date” is the first date on which additional first mortgage bonds are issued pursuant to Supplemental Indenture No. 3 to the Original First Mortgage Bond Indenture after the date of this Note in an aggregate principal amount that requires the Company to comply with Section 1.07 of the Fifth Supplemental Indenture.
From and after the Effective Date, upon (i) the occurrence of an Event of Default under the Indenture with respect to the Notes of this series and an acceleration of the principal of the Notes of this series and receipt by the First Mortgage Bond Trustee and the Company of a Redemption Demand (as defined in the First Mortgage Bond Supplemental Indenture No. 2) from the Trustee pursuant to the First Mortgage Bond Supplemental Indenture No. 2 (which the Trustee shall deliver upon such acceleration of the Notes of this series), (ii) the acceleration of the principal of all securities outstanding under the First Mortgage Bond Indenture, or (iii) the failure of the Company to pay the principal amount of the Notes of this series on December 1, 2018, the Collateral First Mortgage Bonds will begin to bear interest, and principal and interest thereon will be payable, in accordance with the provisions specified in the First Mortgage Bond Supplemental Indenture No. 2, and the Trustee shall specify the Initial Interest Accrual Date (as defined in the First Mortgage Bond Supplemental Indenture No. 2) in a written notice to the First Mortgage Bond Trustee.
From and after the Effective Date, pursuant to the First Mortgage Bond Indenture and the Sixth Supplemental Indenture, the Trustee shall issue a Redemption Demand to the First Mortgage Bond Trustee and the Company in respect of the Collateral First Mortgage Bonds consistent with the provisions of First Mortgage Bond Supplemental Indenture No. 2 and the Sixth Supplemental Indenture upon the acceleration of the Notes of this series.
From and after the Effective Date, if an Event of Default under the Indenture occurs and is continuing with respect to the Notes of this series and the Notes of this series have been accelerated (to the extent the Notes of this series are not already due and payable) as a consequence of such Event of Default, the Trustee in its discretion may, and, subject to

Section 6.05 of the Original Indenture, upon the written direction of the Holders of not less than a majority in principal amount of all Notes of this series then outstanding and receipt of indemnity to its satisfaction shall, exercise such other rights as it shall possess under the First Mortgage Bond Indenture as a holder of the Collateral First Mortgage Bonds.
From and after the Effective Date, upon any waiver under Section 6.04 of the Original Indenture of any Event of Default with respect to the Notes of this series as a consequence of which the Notes of this series were accelerated or any rescission of acceleration of the Notes of this series under Section 6.02 of the Original Indenture, the Trustee shall immediately rescind in writing any Redemption Demand previously given to the First Mortgage Bond Trustee. The annulment or rescission of a declaration that all first mortgage bonds outstanding under the First Mortgage Bond Indenture are immediately due and payable shall also constitute a waiver of a default described in the second sentence of paragraph 14 hereof and waiver and rescission of its consequences, provided that no such waiver or rescission shall extend to or affect any subsequent or other default or impair any right consequent thereon.
Upon payment of the principal of, premium, if any, and interest on any of the Notes of this series, whether at maturity or prior to maturity by redemption or otherwise, and the surrender thereof to, and cancellation thereof by, the Trustee or upon provision for the payment hereof having been made in accordance with the provisions of Article 8 of the Original Indenture, the Collateral First Mortgage Bonds in a principal amount equal to the aggregate principal amount of the Notes of this series so surrendered and cancelled or for the payment of which provision has been made shall be deemed fully paid and the obligations of the Company thereunder terminated, and such Collateral First Mortgage Bonds shall be surrendered by the Trustee to the First Mortgage Bond Trustee, and shall be cancelled by the First Mortgage Bond Trustee and the Trustee shall, at the expense of the Company, execute and deliver such written instruments as are reasonably requested by the Company to discharge the obligations under such Collateral First Mortgage Bonds.
8.    Denominations, Transfer, Exchange.
The Notes of this series are in registered form without coupons in denominations of multiples of $1,000. The transfer of this Note may be registered and this Note may be exchanged as provided in the Indenture. The Transfer Agent may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or the Indenture. The Transfer Agent need not exchange or register the transfer of this Note or portion thereof selected for redemption. Also, it need not exchange or register the transfer of this Note for a period of 15 days before a selection of Securities to be redeemed.
9.    Persons Deemed Owners.
The registered holder of this Note may be treated as its owner for all purposes.
10.    Amendments and Waivers.
Subject to certain exceptions, the Indenture or the Notes of this series may be amended with the consent of the holders of a majority in principal amount of the securities of all series affected by the amendment. Subject to certain exceptions, a default on a series may be waived with the consent of the holders of a majority in principal amount of the series.
Without the consent of any Securityholder, the Indenture or the Notes of this series may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; or to make any change that does not materially adversely affect the rights of any Securityholder.
11.    Restrictive Covenants.
The Notes of this series are general obligations of the Company effectively secured as provided in the Sixth Supplemental Indenture and shall initially be authenticated and delivered in the aggregate principal amount of $250,000,000. The Notes of this series may be reopened and additional Notes of this series may be issued in accordance with the terms of the Indenture. The Indenture does not limit other unsecured debt.
12.    Successors.
When a successor assumes all the obligations of the Company under the Securities and the Indenture, the Company will be released from those obligations.
13.    Defeasance Prior to Redemption or Maturity.
Subject to certain conditions as set forth in Article 8 of the Indenture, the Company at any time may terminate some or all of its obligations under this Note and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on this Note to redemption or maturity. U.S. Government Obligations are securities backed by the full faith and credit of the United States of America or certificates representing an ownership interest in such Obligations.
14.    Defaults and Remedies.
An Event of Default includes: default for 60 days in payment of interest on the Notes of this series; default in payment of principal on the Notes of this series; default by the Company for 90 days after notice to it in the performance of any of its other agreements applicable to the Notes of this series; certain events of bankruptcy or insolvency; and any other Event of Default provided for in this series. From and after the Effective Date, in addition to the Events of Default specified in Section 6.01 of the Original Indenture, it shall be an Event of Default if all first mortgage bonds outstanding under the First Mortgage Bond Indenture shall, if not already due, have become immediately due and payable whether by declaration of the First Mortgage Bond Trustee or otherwise, and such acceleration shall not have been rescinded or annulled within 15 calendar days after such acceleration. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Notes of this series may declare the principal of all the Notes of this Series to be due and payable immediately.
The Securityholders of a majority in principal amount of Notes of this series may, by notice to the Trustee, rescind an acceleration so long as the rescission would not conflict with any judgment or decree and if all existing events of default on the Notes of this series have been cured or waived except non-payment of principal or interest that has become due solely because of the acceleration.
Securityholders may not enforce the Indenture or the Notes of this series except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes of this series. Subject to certain limitations, holders of a majority in principal amount of the Notes of this series may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish annual compliance certificates to the Trustee.
15.    Trustee Dealings with Company.
The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.
16.    No Recourse Against Others.
A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under this Note or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. The Holder hereof by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Note.
17.    Authentication.
This Note shall not be valid until authenticated by a manual signature of the Trustee.
18.    Governing Law. The Indenture and this Note are governed by the laws of the State of New York, unless federal law governs.
19.    Abbreviations.
Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gifts to Minors Act).
The Company will furnish to the Holder hereof upon written request and without charge a copy of the Indenture including the Supplemental Indenture, which contains the text of this Note in larger type. Requests may be made to: Southwestern Public Service Company, c/o Xcel Energy Inc., 414 Nicollet Mall, Minneapolis, Minnesota 55401, Attention: Corporate Secretary.
____________________

Dated: [__________________]

SOUTHWESTERN PUBLIC SERVICE
COMPANY

By:
Name:
Title:

By:
Name:
Title:

Attest:

By:
Name:
Title:

(Seal)

Authenticated:

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.

By:
Name:
Title:

ASSIGNMENT FORM
To assign this Note, fill in the form below:
I or we assign and transfer this Note to:
_________________________________
_________________________________
(Insert assignee’s Soc. Sec. or tax I.D. no.)
______________________________
______________________________
______________________________
(Print or type assignee’s name, address and zip code)
and irrevocably appoint ______ agent to transfer this Note on the books of the Company. That agent may substitute another to act for him.
Date:                             Your Signature:
(Sign exactly as your name appears on the other side of This Note)

US.53836009.09